UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2010

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19700 (Commission File Number)	33-0266089 (I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders

Amylin Pharmaceuticals, Inc. held its 2010 Annual Meeting of Stockholders on April 29, 2010.  At the Annual Meeting, our stockholders (i) elected Adrian Adams, Teresa Beck, M. Kathleen Behrens, Daniel M. Bradbury, Paul N. Clark, Paulo F. Costa, Alexander J. Denner, Karin Eastham, James R. Gavin III, M.D., Ph.D., Jay S. Skyler, M.D., MACP and Joseph P. Sullivan to serve as a director of Amylin until the next annual meeting or until his/her successor is elected, and (ii) ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

We had 143,309,883 shares of common stock outstanding and entitled to vote as of March 5, 2010, the record date for the Annual Meeting.  At the Annual Meeting, 121,136,984 shares of common stock were present in person or represented by proxy for the two proposals indicated above.  The following sets forth detailed information regarding the results of the voting at the Annual Meeting:

Proposal 1: Election of Directors.

Director	Votes in Favor	Votes Withheld	Broker Non-votes
Adrian Adams	101,592,769	323,194	19,221,021

Teresa Beck	101,447,299	468,664	19,221,021

M. Kathleen Behrens	101,057,244	858,719	19,221,021

Daniel M. Bradbury	101,248,225	667,738	19,221,021

Paul N. Clark	101,043,610	872,353	19,221,021

Paulo F. Costa	101,606,460	309,503	19,221,021

Alexander J. Denner	100,986,402	929,561	19,221,021

Karin Eastham	101,576,018	339,945	19,221,021

James R. Gavin III, M.D., Ph.D.	100,931,888	984,075	19,221,021

Jay S. Skyler, M.D., MACP	101,449,234	466,729	19,221,021

Joseph P. Sullivan	101,405,811	510,152	19,221,021

Proposal 2: Ratification of selection of Ernst & Young LLP as our independent registered public accounting firm.

Votes in Favor:	120,340,234
Votes Against:	616,527
Abstentions:	180,223
Broker Non-votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: April 30, 2010	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Vice President, Governance and Compliance, and Secretary